EXHIBIT 16.1

BAUM & COMPANY, P.A.

Certified Public  Accountants

605 Lincoln Road – Suite 210

Miami Beach, Florida 33139

May 23, 2012

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

RE:

Andover Holdings, Inc.

Commission File No. 000-17746

We have read the statements that we understand Andover Holdings, inc. has included in Item 4.01 of the Form 8k/A report that it has filed regarding the recent change of auditors.  We do not agree with some of the statements made regarding our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

/S/ Baum & Company, P.A.